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                                                                 [ANDERSEN LOGO]

                                             ARTHUR ANDERSEN LLP
                                             SUITE 2600
Securities and Exchange Commission           133 PEACHTREE STREET, NE
450 Fifth Street, N.W.                       ATLANTA, GA 30303-1818
Washington, DC 20549
                                             TEL 404 858 1776
April 2, 2002
                                             www.andersen.com


Commissioners:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated April 2, 2002 of Allied Holdings, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen, LLP
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Arthur Andersen